Exhibit 99.1

KPET Ultra Paceline Corporation Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing May 21, 2026

NEW YORK—May 21, 2026—KPET Ultra Paceline Corporation (NYSE: KPET.U) (the “Company”) announced that, commencing May 21, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the symbols “KPET” and “KPET.WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “KPET.U.”

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KPET Ultra Paceline Corporation

KPET Ultra Paceline Corporation is a blank check company that was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. The Company is sponsored by KPET Ultra Paceline LLC, which is controlled by its managing members, Eduardo Tamraz and KPThree Capital LLC, which is controlled by Karl Peterson. KPThree Capital LLC is a family office with a diversified portfolio of public and private investments. Mr. Peterson and Mr. Tamraz have in the aggregate over 50 years of operational, financial, investment and transactional experience across a diverse group of businesses and intend to focus on identifying operationally oriented acquisition opportunities in industries and sectors that can benefit from their expertise. Messrs. Peterson and Tamraz bring complementary skills encompassing all aspects of the investment process, including sourcing, due diligence, valuation, structuring, financing, negotiation, execution, strategy development, operations management and investment realization. Since leaving TPG and founding Paceline Strategic Capital, Messrs. Peterson and Tamraz have continued to invest together. In 2024, they led a group of family offices that invested in IRA Financial, a South Dakota–chartered trust company that provides custodial and administrative services for self-directed retirement accounts, including Traditional IRAs, Roth IRAs, SEP IRAs, and Solo 401(k) plans. IRA Financial specializes in enabling clients to invest their retirement funds in alternative assets such as real estate, private equity, precious metals, and digital assets, in compliance with Internal Revenue Service (IRS) regulations. Following their investment, Messrs. Peterson and Tamraz have led significant upgrades to the IRA Financial management team and strategic and operational enhancements that they believe are leading to accelerating growth and strong product differentiation.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Eduardo Tamraz, President and Chief Financial Officer

Email: info@kpetultra.com

Phone: 605-308-0233